UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Result of Operations and Financial Condition.

On August 5, 2021, Outset Medical, Inc. (the “Company”) issued a press release and will hold its second quarter 2021 earnings conference call announcing the Company’s financial results for the quarter ended June 30, 2021. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2021, the Company filed a Current Report on Form 8-K reporting the appointment of Nabeel Ahmed as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective July 16, 2021. On August 5, 2021, the Company announced the Board of Director’s approval of Mr. Ahmed’s transition to the permanent role of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective July 30, 2021 (the “Effective Date”). Biographical and other information regarding Mr. Ahmed is included in the Company’s Current Report on Form 8-K filed on July 1, 2021, and is incorporated herein by reference.

In connection with Mr. Ahmed’s permanent appointment, on August 3, 2021, the Compensation Committee of the Board of Directors approved the following: (i) an $80,000 increase in Mr. Ahmed’s annual base salary from $305,000 to $385,000, effective on the Effective Date, (ii) a 10% increase in Mr. Ahmed’s target bonus under the Company’s 2021 annual cash bonus program from 40% to 50% of his base salary for 2021, effective for the portion of the year beginning on the Effective Date, (iii) a restricted stock unit award to be granted to Mr. Ahmed on August 5, 2021, valued at $362,500 as of the date of grant, 25% of which will vest on the one-year anniversary of the date of grant, and then quarterly over three years, subject to his continuous service through the applicable vesting date and (iv) a stock option award to be granted to Mr. Ahmed on August 5, 2021, valued at $362,500 as of the date of grant, 25% of which will vest on the one-year anniversary of the date of grant, and then in 36 equal monthly installments thereafter, subject to his continuous service through the applicable vesting date. Mr. Ahmed has also entered into the Company’s standard Change in Control and Severance Agreement for executive officers (other than the Chief Executive Officer) effective as of the Effective Date, the form of which was previously filed by the Company as Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248225), filed with the Securities and Exchange Commission on September 9, 2020.

There are no arrangements or understandings between Mr. Ahmed and any other persons pursuant to which he was appointed as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer. In addition, there are no family relationships between Mr. Ahmed and any other director or executive officer of the Company, and Mr. Ahmed has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the permanent appointment of Mr. Ahmed. A copy of the Company’s press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Outset Medical Reports Second Quarter 2021 Financial Results” dated August 5, 2021
99.2	Press release entitled “Outset Medical Names Nabeel Ahmed as Chief Financial Officer” dated August 5, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: August 5, 2021	By:	/s/Nabeel Ahmed
Nabeel Ahmed
Chief Financial Officer